UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022 (April 27, 2022)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15th Avenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On April 27, 2022, Basanite, Inc. (the “Company”) entered into Equipment Rental Agreement (the “Agreement”) with First New Haven Mortgage Company, LLC, a Connecticut limited liability company and an affiliate of the Company (the “Lessor”). Ronald J. LoRicco is the co-managing member of the Lessor and has an indirect pecuniary interest in the Lessor. In accordance with Nevada corporate law, the Agreement was independently reviewed and approved by the unanimous vote of the disinterested directors of the Company, with Mr. LoRicco recusing himself from voting.

Pursuant to the Agreement, the Lessor paid approximately $450,000 to Upstate Custom Products LLC, a South Carolina limited liability company (the “Manufacturer”) on April 22, 2022 to purchase a single, specialized BasaMax™ Tetrad Basalt Rebar Pultrusion Machine to be used to manufacture the Company’s products (the “Machine”). The Company had previously ordered the Machine from the Manufacturer, and pursuant to the Agreement, the Lessor secured rights to the ownership of the Machine and rights under all the sales orders and agreements to purchase the Machine from Manufacturer to the Lessor.

Further pursuant to the Agreement, the Lessor has agreed to lease the Machine to the Company for a term commencing on April 25, 2022 and ending on April 25, 2024 (the “Lease Term”). The Company will pay the Lessor approximately $8,250 per month during the Lease Term for the Machine. In addition, the Company and Lessor agreed that the Company has no obligation to pay rent in cash under the Agreement, but such rent shall accrue, until the Company is able to raise $2,000,000 in equity financing (the “Initial Equity Raise”), at which point all accrued and unpaid rent shall be paid in accordance with the Agreement and the Company shall pay rent on a monthly basis thereafter. In addition, the Company is liable for late fees in the amount of $300 for each month the Lessee does not pay rent following the Initial Equity Raise, and if the Initial Equity Raise does not occur by the end of the Lease Term, the Lessor and the Company shall negotiate in good faith to extend the Lease Term.

In addition, the Agreement provides for the required purchase of the Equipment by the Company at the end of the Lease Term or after the Company raises an additional $3,000,000 in equity in excess of the Initial Equity Raise, for $450,000 plus any accrued or unpaid rent in cash.

The forgoing description of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Agreement attached as Exhibit 10.1 on this Current Report on Form 8-K, and is incorporated herein by reference.

On May 2, 2022, the parties entered into a First Amendment to the Agreement for the sole purpose of articulating the specific Machine subject to the Agreement. Such First Amendment is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 2.03.   Creation of a Director Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 relating to the Agreement (as defined and discussed in Item 1.01), is incorporated in this Item 2.03 by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K, except as required by law.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Equipment Rental Agreement, dated April 27, 2022, between the Company and First New Haven Mortgage Company, LLC.
10.2	First Amendment to the Equipment Rental Agreement, dated May 2, 2022, between the Company and First New Haven Mortgage Company, LLC.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2022	BASANITE, INC.

	By:	/s/ Simon R. Kay
Name: Simon R. Kay
Title: Acting Interim President and Chief Executive Officer